Exhibit 32.2

RAVEN INDUSTRIES, INC.

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

The undersigned, Steven E. Brazones, the Vice President and Chief Financial Officer of Raven Industries, Inc., has executed this Certification in connection with the filing with the Securities and Exchange Commission of Raven Industries, Inc.'s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2016 (the Report).

The undersigned hereby certifies, to his knowledge, that:

•	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Raven Industries, Inc.

Dated: May 27, 2016	/s/ Steven E. Brazones
Steven E. Brazones
Vice President and Chief Financial Officer